                                     PSINET
                         YOUR INTERNET BUSINESS PARTNER

                                  DIAL ACCESS
                                   AGREEMENT

                                      FOR

                              FREEI NETWORKS INC.


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                             DIAL ACCESS AGREEMENT

This Agreement ("Agreement") entered into as of the Effective Date by and between PSINet Inc., a New York Corporation ("PSINet"), and Freei Networks Inc., a Washington Corporation ("Freei.Net").

WHEREAS, PSINet is an internet service provider offering a wide range of Services for businesses; and

WHEREAS, Freei.Net wishes to purchase Dial Access Services ("Service") from PSINet for the purpose of making such Service available to its customers (each, an "END-USER" and, collectively, the "END-USERS") under a private label.

NOW, THEREFORE, In consideration of the foregoing and of the mutual covenants and promises set forth herein, the parties, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS

     1.1 AGREEMENT
     "Agreement" means this agreement and all attachments, schedules and/or exhibits thereto.

     1.2 DIAL ACCESS
     "Dial Access" means PSINet making available logical ports on access servers in its POPs, pursuant to its Dial Service and under the terms and conditions of this Agreement, to receive incoming analog calls from an END-USER to establish a TCP/IP connection between a single Host and the Network and the Internet.

     1.3 EFFECTIVE DATE
     "Effective Date" means the date on which this Agreement is signed by both parties, or by the last party to sign if the parties sign on different dates.

     1.4 END-USER
     "END-USER" means the individual using Dial Access Service as provided by Freei.Net.

     1.5 HOST
     "Host" means a computer with a network (or IP) address.

     1.6 NETWORK
     "Network" means the combination of PSINet operated equipment, servers, circuits, and other data transmission facilities comprising its TCP/IP wide-area network and which, together with other publicly-accessible TCP/IP networks, comprises the global internet.

     1.7 NET-ABUSE
     "Net-Abuse" shall mean any content, material, message, or data made available or transmitted through the Network, wherever it is sent from, viewed, received, or retrieved, that is in violation of (a) any local, state, federal, foreign, or international law, or (b) Freei.Net's network usage policies (as found on its web site).

     1.8 POP
     "POP" means a Network "point-of-presence" where PSINet data communications equipment and servers are located to provide END-USERS with access to the Network and the internet by means of the Services.

     1.9 RAMP PERIOD
     "Ramp Period" means the length of time from the Effective Date during which Freei.Net is committed to attaining the Net Monthly Revenue levels set forth in Schedule B.

     1.10 SERVICE AGREEMENT
     "Service Agreement" means a legally binding agreement between Freei.Net and an END-USER for Dial Access Service, subject to the applicable terms and conditions of this Agreement.

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     1.11 SERVICE
     "Service" means the Dial Access Internet services and any Option sold by PSINet to Freei.Net for its END-USERS.

2. SERVICE

     2.1 GENERAL
     Freei.Net shall purchase from PSINet, and PSINet shall sell to Free.Net for use by its END-USERS, Dial Access Service ("Service"), as described herein, at the prices described in Schedule B, attached hereto and incorporated herein by reference. Freei.Net commits to reach the Minimum Net Monthly Revenue levels in Schedule B through its total payments to PSINet for the Service (excluding taxes).

     2.2  DIAL ACCESS
     PSINet shall provide to Freei.Net, for use by its END-USERS, Dial Access through analog dialup telephone service, for the fees set forth in Schedule
     B. Each END-USER is solely and exclusively responsible for obtaining analog telephone service to place the data call to PSINet's POP, and for all changes relating to such service (unless Freei.Net assumes such obligations on behalf of its END-USERS). PSINet assumes no liability or responsibility to Freei.Net, END-USER or any third party for long distance toll charges incurred by Freei.Net, END-USER or any third party using the Service.

          2.2.1 PERFORMANCE
          PSINet's Network shall be available 99% during a given month, excluding scheduled maintenance, outages caused by third parties, Telco equipment failure, and other circumstances beyond the reasonable control of PSINet.

          2.2.2 Operational Requirements. PSINet shall provide 24 X7 X 365 operational support, contacts, problem and escalation procedures. Such escalation operational support, contacts, and escalation procedures are to be used by Freei.net and not END-USERS.

          2.2.3 Freei.net Contacts. Freei.net provides the following contact names and phone numbers for engineering and network operations, and circuit provisioning administration, and will provide written notice to PSINet, if and whenever such names shall change, within five (5) business days of said change.

          Engineering Contact:
                    Gus Bourg
                              E-mail: gus@freei.net
                              Phone No.: 253-796-6500 X 1486
                              Cell No.: 206-423-8191
          Service Provisioning Management
                                   Steve Bourg
                                   E-mail: sbourg@freei.net
                                   Phone No.: 253-798-6555
                                   Cell No.: 206-423-8187
          Freei.net Service Contact:
                              Max Willaims
                              E-mail: max.williams@freei.net
                              Phone No.: 253-795-6505

          2.2.4 WARRANTY. PSINet hereby represents and warrants that:

          a. PSINet has all necessary rights, title, ownership interest, marketing rights and governmental approvals, permits or licenses, to provide the Services to Freei.net, except those which Freei.net as a user of Services or its End-Users are required to secure.

          2.2.8 PSINet shall provide to Freei.Net (for its END-USERS) Services that meet reasonable wholesale commercial standards, including, but not limited to, accessibility, latancy, packet loss, and throughput. PSINet shall keep and maintain its Network in good condition and repair. The Network shall be properly maintained, serviced and upgraded by PSINet as it, in its sole discretion, shall determine is necessary in order to provide connectivity to END-USERS. PSINet agrees to provide levels of service to Freei.Net that meet or exceed the levels of service it provides to its own end users or its other wholesale customers. Notwithstanding anything to the contrary in this Agreement, if an outage or other circumstance within PSINet's reasonable control precludes 50% of Freei.Net's END-USERS that attempt to access the PSINet Network from having access to the PSINet Network for four (4) continuous hours ("Service interruption") then in that event, an appropriate adjustment will be made in the Net Monthly Revenue commitment for that month. Thereafter the Net Monthly Revenue commitment will be as set forth in Schedule B. If

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          two or more Service interruptions occur in any one month, then in that event, Freei.Net may terminate this Agreement upon thirty (30) days prior notice to PSINet without any further liability (except for fees, charges and any applicable Net Monthly Revenue requirement accrued prior to such termination.)

          2.2.6 PSINet will provide Freei.net with reports including information on Services usage, System Outages and changes made to the PSINet System during that month. Each report will be published on PSINet's website in real time at www.isp.psl.net. The information shall include the following, provided that PSINet may revise the type of information provided to Freei.Net at its own discretion:

          Summary Data for the month:
          -    PSINet System uptime
          -    Number of PSINet System outages
          -    U.S. Connectivity Matrix
          -    Outages and issues
          -    Planned outages, upgrades and maintenance
          -    Specific System Outage Details Time of Outage
          -    Length of outage
          -    Affected areas
          -    Reason for outage
          -    Location
          -    Problem
          -    Estimated Time to Repair
          -    Status
          -    Ticket Number

          2.2.7 System Outage Recovery Procedures
     If a System Outage occurs,
     a. Freei.net may contact the Technical Support staff at PSINet at (518) 283-8860 (hit #1, then #3) to receive the information regarding the Outage or else utilize the ISP web site (www.isp.psl.net). During the time of the System Outage, Freei.Net may check the ISP web site to obtain updated status reports. whs-support@psi.com
     b. Following recovery from the System Outage, PSINet will provide affected wholesale customers with a post-incident summary via the ISP web site that will include:
          -    Cause of the System Outage (if determined):
          -    Problem
          -    Cause
          -    Affects
          -    Status
          -    Start time
          -    Estimated Time to Repair
          -    Alternative number(s), if applicable
     c. Upon notification of a problem with the PSINet system or the Services, PSINet will investigate the problem and determine if a System Outage exists, PSINet will promptly commence remedial activities and use commercially reasonable efforts to resolve the System Outage.

          2.2.8 WEB INTERFACE.

     Within sixty (60) days of the mutual execution of this agreement, PSINet shall provide a web interface which enables Freei.net to disconnect all End Users at any point during any session established by Freei.net's authentication. This interface may accept as input either 1) a radius session id and NAS IP address, or 2) an account name: but must accept at least one. The disconnect must be completed within 30 seconds of sending the HTTP response header. In the event PSINet is unable to provide the web interface referenced herein, within sixty (60) days Freei.net may terminate this agreement without penalty or termination charges, except for fees for Services utilized up to the date of termination.

          2.2.9 SHARED HUNT DEPLOYMENT. PSINet shall provide Freei.Net with additional hunt numbers that are shared by PSINet's other wholesale customers. The initial shared hunts are identified at Schedule D. The parties may, from time to time, update Schedule D. PSINet shall make the hunt numbers identified in Schedule D available to Freei.Net for use in the identified cities, provided that Freei.Net does not exceed the number of maximum hours allocated for each such city. If Freei.Net exceeds the maximum number of hours, (1) PSINet may after seven (7) days notice charge Freei.Net, an additional fee equal to 30% of the Dial Service Pricing multiplied by the total number of hours used during the given month for that particular hunt number; and (2) PSINet may, at its sole

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          discretion, after notice of a seven (7) day cure period, suspend
          Service to Freei.Net in any of the shared hunts set forth in the Implementation Schedule.

          Freei.Net acknowledges that the foregoing provisions are fair and reasonable, and are necessary for PSINet to maintain its existing Network capacity for its other wholesale customers.

               2.2.10 PORT PRODUCT. PSINet shall make commercially reasonable efforts to provide Freei.Net with a port service offering within one-hundred and twenty (120) days of the Effective Date. In the event Freei.net enters into an agreement to purchase port services from PSINet, the terms of this agreement shall be adjusted or terminated correspondingly.


     2.3 RADIUS PROXY.
     The parties will mutually cooperate as needed, for the provision by PSINet of a Radius Proxy service for Freei.Net, whereby PSINet will automatically forward Freei.Net customer identification information to Freei.Net for Freei.Net to authenticate for Network Access. Freei.Net shall also comply with the Net-Abuse procedures regarding such Radius Proxy service.

     Under the Radius Proxy service, PSINet will proxy authentication data based on a Freei.Net's unique prefix or legal domain name (realm). Further, Freei.Net represents that it owns or is legally authorized to provide Service for the domain name(s) nominated for use with Radius Proxy service. PSINet shall provide to Freei.net to complete radius accounting data in real time on a continuous basis.

     2.4 DEDICATED CONNECTIVITY
     PSINet will provide dedicated connectivity to Freei.Net consisting of one of more dedicated circuits between Freei.Net's equipment and PSINet's Network (as mutually agreed to by the parties). Such connectivity shall be used exclusively for the transmission of data between Freei.Net and PSINet as a result of this Agreement and shall not be utilized for any other type of data transmission between Freei.Net and any other third party. The applicable PSINet service fee for this dedicated connectivity shall be included in the Dial Service pricing. Freei.Net shall be responsible to PSINet for the applicable Telco circuit charges, as such charges are passed through by PSINet to Freei.Net on a monthly basis. The dedicated connectivity shall be provided during the term of this Agreement, and shall be immediately terminated upon suspension or termination of this Agreement, for any reason, or as a result of Freei.Net's misuse of such dedicated connectivity (meaning that Freei.Net is using the connection other than as provided for herein).

     2.5 LIMITS ON ORDERS.
     Freei.Net may order Dial Access on behalf of its present or future END-USERS and there shall be no limit on the number of END-USERS who may use the Network. Freei.Net acknowledges, however, that Network capacity cannot be guaranteed, therefore, PSINet may limit Freei.Net's requests to add additional hours because there is insufficient capacity on the Network or in the POP to provide Dial Access to the number of hours requested.

     2.6 ADDITION OF PSINET SERVICES.
     The parties may agree to include additional PSINet services under this Agreement from time to time. If so, such additional PSINet services shall be added only by a written modification in the form of an Agreement Amendment.

     2.7 LICENSE FOR SERVICES.

          2.7.1 GRANT OF LICENSE.
          Subject to the terms of this Agreement, PSINet hereby grants to Freei.Net a limited, non-exclusive, revocable license to, within the 48 contiguous United States, market, distribute, and offer the Service directly to END-USERS under Freei.Net's private label.

          2.7.2 LIMITATIONS ON LICENSE.
          The grant of the foregoing license shall not entitle or in any way be construed to entitle Freei.Net to (a) use PSINet trademarks, trade names, copyrighted material, service marks and/or logos in connection with Freei.Net's sales, advertisements and promotion of the Services, except in materials provided (or approved prior to Freei.Net's use thereof) by PSINet; (b) distribute any Services in violation of any United States governmental export restriction; (c) sublicense or assign any of its rights under by this Agreement, except as may be expressly permitted by this Agreement; or (d) make any agreement or incur any liability for or on behalf of PSINet, except as may be expressly permitted by this Agreement.

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     2.8  REQUIRED TERMS IN SERVICE AGREEMENTS. Freei.Net's Service Agreement
     (acceptable use guidelines and terms and conditions) with its END-USERS is attached as Schedule A. Any modification to this Service Agreement shall not impose any liability, obligation or commitment on the part of PSINet.

     2.9 EMERGENCY TERMINATION. In order for PSINet to disconnect an END-USER, Freei.Net must notify PSINet by e-mail, followed by telephone contact to PSINet for confirmation. The current session of the specified END-USER will be then terminated within two (2) hours or less from the time of the telephone contact by Freei.Net.

     2.10 SECOND-LEVEL TECHNICAL SUPPORT. PSINet, through its staff or through a third party, shall provide directly to Freei.Net's designated technical contacts only (as identified by Freei.Net on a PSINet-provided form), at no additional charge, reasonable second-level technical support for the Services provided herein and for Network problems. However, under no circumstances shall PSINet provide any type of techincal support, customer service, or problem escalation support directly to END-USERS. Freei.Net shall not disclose to its END-USERS any of the contact information for PSINet's or the third party's staff provided to Freei.Net for its exclusive use.

     2.11 PSINET POPS. PSINet may change location of an existing POP, an/or change the means for accessing such POP (i.e., access numbers) as it, in its sole discretion, deems appropriate. In the event PSINet deems it necessary to decommission an existing POP, PSINet shall provide Freei.Net with thirty (30) days written notice thereof, and provide reasonable assistance to facilltate the transfer of END-USERS to an alternative POP, in case of closure of a POP, PSINet shall provide Freei.Net with ninety (90) days prior written notice, unless PSINet provides Freei.Net with an alternative POP that provides similar coverage.

3.   FREEI.NET'S OBLIGATIONS.

     3.1 TECHINCAL SUPPORT, CUSTOMER SERVICE, AND PROBLEM ESCALATION SUPPORT. Freei.Net shall be exclusively responsible for all technical support, customer service, and problem escalation support for its END-USERS. Under no circumstances shall Freei.Net refer END-USER phone calls, e-mail, or other communications to any PSINet or third party staff. All communications by Freei.Net relating to END-USER problems or concerns shall be made directly and exclusively between PSINet (or its designated third party) and Freei.Net's designated technical contacts.

     3.2 END-USER BILLING. Freei.Net shall be responsible for all pricing and service plans, billing and collections with respect to END-USERS. If END-USER is charged by Freei.Net for Dial Access Service, and will be Freei.Net solely responsible for establishing and collecting END-USER fees for Service sold to END-USERS and for preparing and mailing invoices to END-USERS. Freei.Net is responsible for payment of all PSINet charges, pursuant to Section 6 hereof, regardless of whether Freei.Net is paid by its END-USERS, advertisers or any other entity.

     3.3 LIMITATION ON WARRANTIES AND REPRESENTATIONS. Neither Freei.Net nor its agents shall offer warranties or representations for the Service which would obligate or otherwise bind PSINet beyond any warranty or representation expressly set forth in this Agreement, or make any other warranties, promises or representations with respect the Service or the Network, to any END-USER, prospective END-USER, or any other person or entity.

     3.4  COMPLIANCE WITH NET-ABUSE POLICY

          3.4.1 COMPLIANCE WITH NET-ABUSE POLICY. Freei.Net agrees and acknowledges that PSINet requires, without exception, that every party utilizing the Network comply with PSINet's Net-Abuse Policy, or that any wholesale entity have its own acceptable use policy consistent with PSINet's Net-Abuse Policy (http://www.psinet.com). Freei.Net represents its network usage policies are substantially consistent with PSINet's Net-Abuse Policy, so that any content, material, message, or data made available or transmitted through the Network, wherever it is sent from, viewed, received, or retrieved, that is in violation of (a) any local, state, federal, or international law or (b) Freei.Net's Acceptable Use Guidelines (as found on its web site) will be prohibited by Freei.Net and Freei.Net will take appropriate action, as outlined below.

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                  PSINet PROPRIETARY AND CONFIDENTIAL INFORMATION

         3.4.2. ACTION UPON VIOLATION. In the event of violation of Section
         3.4.1 by any Freei.Net END-USER, or any other users of Freei.Net's connection to PSINet, Freei.Net agrees, upon receiving an e-mail report or a telephone contact specifying the particular circumstances which violates section 3.4.1 from PSINet, to immediately, but not later than 4 hours, investigate the complaint, and to 1) suspend or terminate the access used to commit the violation, if the investigation warrants, or 2) not take action if the complaint is unfounded. Freei.Net will provide PSINet with an e-mail report describing the action and rationale within 24 hours of beginning Investigation. The parties agree to cooperate fully in this process, to include periodic telephone or e-mail discussions between their respective Net Abuse teams, and to develop specific procedures between the teams.

         3.4.3. NET ABUSE CONTACT TEAM. Freei.Net represents that the following individuals will serve as its Net Abuse contacts, and will be available on a 24 hour, 7 day basis to receive complaints from PSINet, and to coordinate the above procedures. These individual are:



Name:   Jolene Smith               Ph: 253-796-5500 ext. 1367     Pager: cell 253-671-4777 E-Mail:  jolene@freei.net
Name:   Steve Bourg                Ph: 253-796-6500 ext. 1429     Pager: cell 205-423-8187 E-Mail:  abourg@freei.net
Name:   Michelle Proper            Ph: 253-796-6500 ext. 1332     Pager: N/A               E-Mail:  proper@freei.net

PSINet's Net Abuse contacts are:
Name:   Jim Murray, Manager        Ph:(518)283-8860 x2816        Pager:1-800-920-4366     E-Mail:   murrayj@psi.com
Name:   Jennifer Munger            Ph:(518)283-8860 x2866        Pager: None              E-Mail:   netabuse@psi.com
Name:   Tim Stowell                Ph:(518)283-8860 x2834        Pager: None              E-Mail:   netabuse@psi.com
Name:   Carrie McLaughlin (PT)     Ph:(518)283-8860 x2822        Pager: None              E-Mail:   netabuse@psi.com


3.5  USE OF SERVICE.

         3.5.1 MONTHLY REVIEW MEETING.
         The parties agree to discuss on a monthly basis, either by in-person or by telephone, email or letter, the present and proposed allocation of users on the Network. The PSINet National Account Manager for Freei.Net shall set up such sessions.

         3.5.2 PREDOMINANT USE OF TIER 1/TIER 2 CITIES.
         Freei.Net acknowledges that the Dial Service Pricing set forth in Schedule B is based on certain assumptions made by PSINet. An important assumption is the predominant use of the Network in Tier 1 and Tier 2 cities (as such cities are identified by PSINet in Schedule c.). Therefore, Freei.Net shall undertake all commercially reasonable efforts to maintain no less than 60% of the Dial Access Service in such Tier 1 and Tier 2 cities. PSINet reserves the right to audit use of the Service, by reviewing generic service reports, and shall provide notice of such non-compliance by Freei.Net to the foregoing Tier 1 and Tier 2 usage. If PSINet identifies that Freei.Net has been non-compliant over two consecutive months ("Period"), PSINet reserves the right to increase the Dial Access Pricing of the affected cities in a sum not to exceed 15% of the current pricing.

         3.5.3 NOTICE OF MATERIAL CHANGE IN NETWORK USAGE.
         In addition, Freei.Net agrees that it shall provide PSINet with 60 days advance, written notice for any POP location where Freei.Net will dramatically decrease the number of hours on the Network, Freei.Net agrees not to remove in each month, during such notice period, more than one-third of the estimated decrease at the time such notice is given.

         3.5.4 LIMITED DISCLOSURE OF PSINET DIAL ACCESS NUMBERS. Freei.Net agrees not to publish or otherwise disclose any PSINet Dial Access phone numbers that are not specifically provided by PSINet to Freei.Net for use under this Agreement.

         3.5.5 FORECAST.

         Freei.Net shall provide to PSINet, on a monthly basis in conjunction with the Monthly Account Review, a six-month rolling forecast of the number of END-USERS expected to purchase each type of Service and the POPs to which they are expected to connect. Freei.Net acknowledges that Network capacity can only be planned with such forecasts, therefore Freei.Net agrees to provide realistic forecasts as provided above.

4. PAYMENT

         4.1 PAYMENT TERMS.

         Subject to Section 4.5, below PSINet shall invoice Freei.Net monthly, in arrears, for all fees for Service under this Agreement. In every case, Freei.Net agrees to pay for all Service utilized by Freei.Net. All invoices will be payable within thirty (30) days of date of invoice (the "Due Date").

PSINET - FREEI.NET - DIAL ACCESS AGREEMENT

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                 PSINet PROPRIETARY AND CONFIDENTIAL INFORMATION

    4.2  LATE PAYMENT CHARGES.
    Delinquent payments are subject to a late payment charge accruing from the Due Date at the rate of prime plus one and one-half percent (1.5%) per month, or portion thereof, of the amount due (but not to exceed the maximum lawful rate).

    4.3  CONSEQUENCES OF NON-PAYMENT.
    In the event Freei.Net does not remit payment for Undisputed Charges (defined as all charges invoiced to Freei.Net except for any specified amounts which Freei.Net disputes in good faith, with reference to specific provisions of this Agreement, and with supporting factual documentation) within five (5) days after written notification to Freei.net, PSINet may, at its option immediately suspend Service to Freei.Net and/or END-USERS, and/or charge applicable late-payment fees pursuant to Section 4.2; or as an alternative to such suspension, and at its sole option, PSINet may terminate this Agreement for material breach under the provisions of
    Section 5.3.2. In the event PSINet chooses not to exercise its option to terminate. PSINet shall resume providing Service as soon as is reasonably practicable upon receipt of such payment, and in such event Freei.Net shall pay PSINet a reasonable reconnection fee, which shall be invoiced and paid in accordance with this Section.

    4.4  TAXES.
    All charges to Freei.Net hereunder are exclusive of federal, state, local and foreign sales, use, excise, utility, gross receipts and value added
    (VAT) taxes and other similar tax-like charges, including tax-related surcharges or applicable tariffs, which, if required by law to be paid Freei.Net agrees to pay such charges and/or taxes. In the event that Freei.Net provides PSINet with a duly authorized exemption certificate, PSINet agrees to exempt Freei.Net in accordance with the law, effective on the date the exemption certificate is received by PSINet.

5.  TERM AND TERMINATION.

    5.1  TERM.
    The term of this Agreement shall be fifteen (15) months beginning on the Effective Date of this agreement. The parties agree to meet no later than ninety (90) days prior to the end of the initial term to discuss possible renewal of this Agreement. If mutually agreed to by the parties, the parties will enter into an Agreement through a written addendum to this Agreement.

    5.3 TERMINATION.

        5.3.1  BY EITHER PARTY.
        Subject to Section 5.3.2, either party may terminate this Agreement
        (a) If the other party has materially breached this Agreement and has failed to cure such breach within thirty (30) days after the non-breaching party has given written notice clearly specifying such breach, or (b) without cause, at anytime after the initial term, by providing the other party with ninety (90) days prior written notice.

        5.3.2  BY PSINet.
        PSINet may terminate this agreement, with written notice to Freei.Net but without the cure period specified in Section 5.3.1, upon (a) breach by Freei.Net of its payment obligations, pursuant to the procedures set forth in Section 4.3, or (b) violation by Freei.Net of
        Section 3.4, pursuant to the procedures set forth in Section 5.3.2.1, below, but without the cure period only if, in PSINet's sole good faith judgment, delaying termination during such cure period will cause substantial injury to PSINet or to the Network.

        5.3.2.1  NET ABUSE TERMINATION PROCEDURES.
        If a violation of Section 3.4.1 by either Freei.Net or any of Freei.Net END-USER's results in: 1) PSINet being placed at risk of substantial or irreparable harm (including but not limited to civil or criminal liability) If immediate action is not taken, or 2) Freei.Net repeatedly fails to act promptly following PSINet notice to suspend or terminate such access, or 3) Freei.Net permits the re-enablement of a Freei.Net END-USER'S access (through the same or a different account) after two or more notices by PSINet of specific violation of Section 3.4.1, then PSINet may take action immediately to suspend Freei.Net's entire access to the Network, and reserves the right to terminate this Agreement by issuing a three (3) day net abuse termination notice to Freei.net. In the event Freei.net fails to take action to remedy the situation to the satisfaction of PSInet, Freei.net may be declared in material default of this agreement and PSINet may pursue all remedies pursuant to paragraph 4.3 of this Agreement.

                                     8 of 22

                   PSINET PROPRIETY AND CONFIDENTIAL INFORMATION

6.  LIMITATION OF WARRANTIES & LIABILITY.

    6.1  LIMITATION OF WARRANTIES.
    EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, PSINet DOES NOT WARRANT ANY CONNECTION TO, TRANSMISSION OVER, NOR RESULTS OF USE OF, ANY NETWORK CONNECTION, SERVICE, EQUIPMENT OR FACILITIES PROVIDED UNDER THIS AGREEMENT. PSINet FURTHER DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD-PARTY RIGHTS, EXCEPT AS SPECIFICALLY PROVIDED HEREIN, AND SUBJECT TO THE LIMITATION SET FORTH IN SECTION 6.2, PSINet SPECIFICALLY DISCLAIMS ANY RESPONSIBILITY FOR ANY DAMAGES SUFFERED BY Freei.Net OR ANY THIRD PARTY, EXCEPT FOR THOSE CAUSED BY PSINet's GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

    Freei.Net ACKNOWLEDGES THAT ITS END-USERS MAY PERIODICALLY NOT BE ABLE TO ACCESS THE NETWORK. PSINet WILL TAKE COMMERCIALLY REASONABLE MEASURES TO MINIMIZE SUCH INABILITY TO ACCESS THE NETWORK IF WITHIN PSINet's REASONABLE CONTROL, HOWEVER, PSINet DOES NOT WARRANT OR REPRESENT THAT EACH AND EVERY END-USER WILL BE ABLE TO ACCESS THE NETWORK ON EVERY LOG-IN ATTEMPT.

    6.2 LIMITATION OF LIABILITIES.
    EXCEPT FOR Freei.Net's PAYMENT OBLIGATIONS, OR THE PARTIES' RESPECTIVE INDEMNIFICATION OBLIGATIONS, NEITHER PARTY (TO INCLUDE ITS PARENT COMPANY IF ANY), SHALL BE LIABLE TO THE OTHER FOR ANY LOSS, DAMAGE, LIABILITY, CLAIM OR EXPENSE ("CLAIMS") ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR THE PROVISION OF ANY SOFTWARE, HARDWARE OR SERVICE HOWEVER CAUSED, WHETHER GROUNDED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR THEORY OF STRICT LIABILITY, GREATER THAN THE SUM TOTAL OF Freei.Net's PAYMENTS TO PSINet DURING THE (6) MONTHS IMMEDIATELY PRECEDING THE EVENT FOR WHICH DAMAGES ARE CLAIMED. EXCEPT FOR THE PARTIES' RESPECTIVE INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR OTHER CONSEQUENTIAL DAMAGES WHETHER OR NOT FORSEEABLE (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR THE LOSS OF DATA, GOODWILL OR PROFITS) ARISING OUT OF OR IN RELATION TO THIS AGREEMENT EVEN IF ADVISED BEFOREHAND OF THE POSSIBILITY OF SUCH LIABILITY. NO ACTION OR PROCEEDING AGAINST EITHER PARTY MAY BE COMMENCED MORE THAN TWO YEARS AFTER THE SERVICES GIVING RISE TO THE CLAIM ARE RENDERED. SECTIONS 6.1 AND 6.2 SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

7.  PROPRIETARY RIGHTS

    7.1 OWNERSHIP OF PROPRIETARY DATA.
    Except for the limited license specifically granted to Freei.Net as set forth in Section 2.7, PSINet shall at all times retain full and exclusive right, title, and ownership interest in and to the Service, the Network, all its names, logos, trade names, trademarks, copyrights, service marks and any and all other intellectual property or trade secret rights related thereto, and Freei.Net shall at all times retain full and exclusive right, title, and ownership interest in and to its service, all its names, logos, trade names, trademarks, copyrights, and service marks and any and all other intellectual property or trade secret rights related thereto. Neither Party may use any patent, copyrightable material, trademark, trade name, trade secret or other intellectual property right of the other Party except in accordance with the terms of the license provision contained herein.

    7.2 NOTICE REQUIREMENT.
    Freei.Net shall place a notice on all materials using PSINet copyrighted materials, trademarks or service marks (including without limitation Service Agreements), as follows:

     "-copyright- 199_, Licensed to [Freei.Net] along with applicable trademarks and intellectual property. All Rights Reserved."

    7.3  INFRINGEMENT OR PROPRIETARY RIGHTS.
    Either party shall notify the other of any action by any third party known or suspected by the other to constitute an infringement of either parties proprietary rights. Either party shall honor all reasonable requests by the other party, other than engaging as a party of litigation, to perfect and protect any rights in the Services, the Network or Intellectual property or trade secret rights of the other.

PSINet - Freei.Net - DIAL ACCESS AGREEMENT


                                    9 of 22

                PSINET PROPRIETARY AND CONFIDENTIAL INFORMATION

8.   INDEMNITY PROVISIONS.

     8.1  BY PSINET.
     PSINet will defend, indemnify and hold Freei.Net harmless from and against any losses arising out of any claim by an END-USER which is based on any warranty, promise or representation made by Freei.Net under this Agreement relating to PSINet's obligations to provide the Service, except as related to the local call information provided under Section 2.2.2. Failure by Freei.Net to include in its Service Agreements with END-USERS the provisions required by this Agreement shall relieve PSINet from the responsibilities set forth in this Section 8.1.

     8.2  BY FREEI.NET
     Freei.Net will defend, indemnify and hold PSINet harmless from and against all claims, complaints, losses, costs and expenses asserted by third parties to the extent they arise out of or in connection with (a) Freei.Net's breach of or default of any covenant or provision of this Agreement, or (b) any negligent or willful act or omission or violation of
     Section 3.4 by Freei.Net or any of its END-USERS, or their respective directors, officers, owners, employees or agents.

     8.3  DEFENSE OBLIGATIONS.
     The indemnifying party under Section 8.1 or 8.2, above, shall assume the defense of any claim qualifying for indemnification with counsel reasonably satisfactory to the other party, and the other party shall cooperate to the extent reasonably requested by the indemnifying party. The other party may employ its own counsel in any such case, and shall pay such counsel's fees and expenses. The indemnifying party shall have the right to settle any claim for which indemnification is available; provided, however, that to the extent that such settlement requires the other party to take or retrain from taking any action or purports to obligate the other party, then the indemnifying party shall not settle such claim without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

9.   NONDISCLOSURE.

     9.1  NONDISCLOSURE AGREEMENT.
     The Bliateral Nondisclosure Agreement (NDA) signed by the parties and dated 5/19/99, 1999 is hereby Incorporated hereto. The terms and conditions of the NDA which are Incorporated herein by reference in their entirety, shall govern the exchange of all confidential information between the parties, including all such exchanges which have taken place prior to the execution of this Agreement (without regard to whether information has been expressly marked or otherwise designated as confidential or proprietary), and shall continue to bind PSINet and Freei.Net and thus survive termination of this Agreement.

     9.2  PRICING DISCLOSURE
     Freei.Net shall not disclose the pricing set forth in Schedule B to any third party, without PSINet's prior written consent. PSINet reserves the right to terminate this Agreement or pursue any other available legal remedies, upon such notice of such disclosure.

     9.3  LIMITATION ON DISCLOSURES.

     Neither party shall use the other party's name, trademark, service mark or any other identifying symbols, directly or indirectly, in any advertising, new release, web page, or any other professional or trade publication, and, except as may be required by law, neither party shall make any press release, public announcement, or any other disclosure concerning this Agreement, without PSINet's prior written consent.

10.  DISPUTE RESOLUTION.
Any disagreement or dispute between the parties shall, if not promptly resolved by mutual agreement, be reduced to writing and submitted to the executive officers or each party designated to handle such disputes. Within 30 days of the submittal, the executive officers may, upon mutual agreement, meet to resolve the dispute and to hear any arguments that a party wishes to make in connection therewith. If the executive officers reach agreement on the disposition of the dispute, they shall promptly issue their joint written decision resolving the dispute. Any dispute so dealt with shall be considered conclusively and finally decided shall not be the subject of any litigation. Any dispute, which such executive officers are unable to promptly decide, may be taken by the aggrieved party to litigation in the appropriate forum.

PSINET - FREEI.NET-DIAL ACCESS AGREEMENT


                                    10 of 22

                PSINET PROPRIETARY AND CONFIDENTIAL INFORMATION

11.  GENERAL TERMS.

         11.1 INDEPENDENT CONTRACTORS.

         The Parties hereto are acting as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. Except as otherwise expressly provided in this one party be deemed the employees of the other for any purpose. Except as otherwise expressly provided in this Agreement, this Agreement does not constitute either party as the agent or legal representative of the other party and does not create a partnership or joint venture between the parties. Except as otherwise expressly provided in this Agreement, neither party shall have any authority to act for the other party or to contract for or bind the other party in any manner whatsoever. This Agreement confers no rights of any kind upon any third party.

         11.2 FORCE MAJEURE.

        a. Neither party shall be deemed in default of this Agreement or liable to the other party to the extent that any delay or failure in performance of its obligations results, without its fault or negligence, from any cause beyond its reasonable control, such as acts of God, acts of civil or military authority, criminal activity, embargoes, epidemics, wars, riots insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions or strikes. In the event of any such excused delay, the time for performance shall be affected by such delay without any termination charges or other charges.

        b. If any such excused delay results in a delay in the performance of all or part of a party's obligations for more than thirty (30) days, the other party may, by written notice given to the party whose performance is delayed, terminate all or part of those service which may be affected by such delay without any termination charges or other charges.

         11.3 DELAYS OR OMISSIONS.

         No delay or omission to exercise any right, power or remedy accruing to a party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to a party, shall be cumulative and not alternative.

         11.4 BINDING AGREEMENT.

         This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the parties hereto, and the convenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

         11.5 NOTICES

         All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail (return receipt requested), overnight express air courier, charges prepaid, or facsimile addressed as follows:


To Freeinetworks Inc:                                  with a copy to:

Freeinetworks Inc.                                     Attn: Gregory Cavagnaro, General Counsel
909 South 336th Street E, Suite 110                    401 Second Avenue South, Suite 700
Federal Way, WA  98003                                 Seattle, WA  98104
Attn:  Robert (Bob) McCausland, President/CEO

Phone: 253-796-8500  Fax: 253-661-3431                 Phone:  253-443-0800     Fax: 253-682-5556



To PSINet:                                             with a copy to:

PSINet Inc.                                            PSINet Inc.
510 Huntmar Park Drive                                 510 Huntmar Park Drive
Herndon, Virginia 20170                                Herndon, Virginia 20170
Facsimile:  703-397-5318                               Facsimile:  703-904-4200
Attn:  John Kraft, President                           Attn:  David N. Kunkel, General Counsel



PSINET - FREEI. - DIAL ACCESS AGREEMENT

                                    11 of 22
or to such other address as either party shall have furnished to the other in writing:

If a notice is given by either party by certified or registered mail, it will be deemed received by the other party on the third business day following the date on which it is deposited for mailing. If a notice is given by either party by overnight air express courier, it will be deemed received by the other party on the next business day following the date on which it is provided to the air express courier. If a notice is given by facsimile, it will be deemed received by the other party after confirmation of receipt. Notwithstanding the foregoing, any payments made under this Agreement shall be deemed received only when actually received.

     11.6 COMPLIANCE WITH LAW.

     Both parties are responsible for complying with all applicable rules, regulations, statutes, codes, ordinances and other requirements, whether federal, state, local, foreign, or international, in connection with the matters contemplated by this Agreement.

     11.7 ASSIGNMENT.

     Freei.Net's rights under this Agreement are non-transferable, and may not be assigned or sub-licensed without the prior written authorization of PSINet whose shall not be unreasonably withheld.

     11.8 NO THIRD PARTY BENEFICIARIES.

     No provision to this Agreement is intended, nor shall any be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any affiliate, shareholder, partner of any party hereto or any other third party; including any END-USER, unless specifically provided otherwise herein, and except as so provided, all provisions hereof, shall be personal solely between the parties to this Agreement.

     11.9 EXPORT CONTROLS.

     Freei.Net agrees and acknowledges that any export of the Services and the subsequent use thereof is subject to U.S. export control laws and regulations. Freei.Net shall not directly or indirectly transfer the Services, or the documentation relating thereto, to any country or location outside of the United States without obtaining the prior written consent of PSINet.

     11.10 SEVERABILITY.

     In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed so as to render it enforceable and effective to the maximum extent possible in order to effectuate the intention of this Agreement, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     11.11 ORDER OF PRECEDENCE.

     In the event of any conflict or inconsistency between this Agreement and any attachments, schedules, or exhibits, the provisions of the Agreement shall control.

     11.12 TITLES AND SUBTITLES.

     The titles of any sections or provisions of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     11.13 GOVERNING LAW.

     This Agreement and any issues arising out of or in relation thereto shall be governed by the law of the State of Michigan applicable to contracts to be performed wholly within that state.

     11.14 ENTIRE AGREEMENT/AMENDMENTS.

     This Agreement and the attachments, schedules and exhibits incorporated herein by reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof and supersede all prior oral and written agreements, commitments and understanding with respect to such matters. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto.

     11.15 COUNTERPARTS.

     This Agreement may be executed simultaneously in two or more counterparts, each counterpart shall be deemed to be an original, and all counterparts individually or together shall constitute one and the same instrument.

                                     12 of 22

EACH PARTY REPRESENTS AND WARRANTS THAT THE PERSON WHOSE SIGNATURE APPEARS BELOW IS DULY AUTHORIZED TO ENTER INTO THIS AGREEMENT ON BEHALF OF THE PARTY.


IN WITNESS WHEREOF, THE PARTIES HAVE ENTERED INTO THIS AGREEMENT AS OF THE DATE SET FORTH:


FREE NETWORKS INC.                              PSINET INC.

By: /s/ Bob McCausland                          BY: /s/ John Kraft
  ----------------------                           ----------------------------

Name: Bob McCausland                            Name: John Kraft

Title: President, CEO                           Title: President, PSINET INC,
                                                       Northeast Region

Date: 10-14-99                                  Date: 10-18-99
    ---------------------                            --------------------------


ATTACHMENTS

SCHEDULE A - CERTAIN TERMS AND CONDITIONS DEFINING THE SERVICES

SCHEDULE B - PRICING SCHEDULE

SCHEDULE C - IDENTIFICATION OF TIERED CITIES

SCHEDULE D - SHARED HUNT DEPLOYMENT












                                      13 of 22

              PSINET PROPRIETARY AND CONFIDENTIAL INFORMATION

                                SCHEDULE A

                   FREEI.NET END-USER SERVICE AGREEMENT

1.Freei.Net will execute Service Agreements(In whatever form or mechanism determined by Freei.Net). between Itself and its END-USERS, which shall contain the terms and conditions set forth below:


                         [to be provided by Freei.Net]
















                                   14 of 22

Freei.Net System User Agreement

Freei Networks, Inc. (hereinafter referred to "Freei.net") services may be used for lawful purposes only. ECPA NOTICE: Freei.net reserves the right to monitor any and all communications through or with Freei.net facilities. Each user agrees that Freei.net is not considered a secure communications medium for the purposes of the ECPA and that no expectation of privacy is afforded.

Freei.net may choose to cease providing service to any person(s) or organization(s) at its sole discretion. No notice will be required to be given of such action.

Transmission of or solicitation for reception of any material which violates any US Federal law(s), any state law(s); any city legal code(s) or ordinance(s) or any of the laws governing the locality where the user resides is prohibited. This includes material which is legally obscene, threatening, libelous or violates any provision of intellectual-property law method material which would be illegal to distribute to any person of any age within the boundaries of the United States of America--including, but not limited to, adult materials. Freei.net is not responsible for any materials viewed over the internet. The user agrees to indemnify, hold harmless and defend
Freei.net from any legal action, which results from their use of the Internet, without limitation.

The Service provides access to many areas of the Internet, including the World Wide Web, Usenet discussion groups and IRC (Internet relay chat) channels. Some of these areas may contain text, graphics and other materials and content intended for adult audiences. By accepting this Agreement, you certify that you are at least eighteen (18) years of age. If you are the parent or legal guardian of a minor, you may authorize the minor's use of Freei.net's service and you hereby agree to assume any and all liabilities resulting from the minor's use of the Service. Freei.net believes that children should get their parents' consent before giving out any information. Freei.net encourages parents to participate in their children's Internet experience.

The transmission of unsolicited advertising through electronic mail and Usenet postings to inappropriate groups is explicitly prohibited. Each user agrees to respect the Copyright of all data items on the Internet. Freei.net is not responsible for the contents of the user's mailbox, any personal storage, or other materials in their account(s) at the time of termination of services--regardless of the cause of termination. Freei.net does not provide mail or web page forwarding at termination.

Freei.net may wish to verify the accuracy of the information you submit in connection with your registration for the Service (including, without limitation, performing cross tabulations with external databases) and you hereby consent to Freei.net's verification of such information.

Each user agrees that the security of their account(s), including data stored, transmitted and received through it, is their sole responsibility. Each user further agrees that if they believe their account security has been compromised in any way, to notify Freei.net immediately via telephone and a written notification.

Each user agrees that they are responsible for any and all use made of their account(s) until they so notify Freei.net in the event of an Intrusion. Freei.net does not guarantee the safety and security of any transmission(s). Freei.net retains any and all access to any and all service(s) or location(s) attached to the internet and its discretion.

Material passed via Freei.net to or from other networks must comply with the other networks rules and regulations. Each user agrees that Freei.net has the right to cooperate in any investigation which is requested by parties alleging that a user may have violated any law which is enforceable in that user's jurisdiction and/or in Freei.net's jurisdiction--this also includes any provision of this agreement. Each user agrees that Freei.net has the right to turn over any evidence of illegal activity that Freei.net may discover in the course of any investigation requested by an outside party, or discovered in the routine operation and maintenance of the Freei.net services and network components to the appropriate authorities. Freei.net may be required by law to disclose and release any information it may have to any officials of the law. This includes all federal, state, and local jurisdictions. Each user agrees and understands that the disclosure of such information will be upon presentation of a valid order of a court or government entity. Each user agrees and understands that Freei.net's judgement as to the validity of any court order or subpoena is considered proper and final. Each user further agrees that Freei.net may make copies of the user's material for the use of those authorities in their investigation, if requested for the purpose of preservation of evidence.

User is responsible for obtaining, at user's own expense, all input/output devices to access the Service (such as modems, terminal equipment, computer equipment and software) and communications services (including, without limitation, long distance or local telephone services). User is responsible for protecting the secrecy of their login identification, password, file name(s), and any security lock code that they use to protect access to their data. The Service is for personal use of registered members only and may not be resold, used for sale, exchange, barter, or otherwise. Member accounts cannot be transferred or used by anyone other than the registered account holder.

The Service is provided without charge by the support of Freei.net's sponsors and advertisers. Each user understands and agrees to fully complete questionnaires when registering and periodically thereafter. Freei.net will assign each user a blind user identification number, which will be used to track your usage of the Service from time to time. Freei.net will gather information that you provide and may disclose this information (including information about your computer system and platform) to third parties, including advertisers, clients, marketing organizations and others, in its sole discretion. Unless specifically requested by user, personally identifying information such as your name, address, telephone number, e-mail addresses, and other personal and confidential information will not be disclosed by Freei.net without user's consent, except as may be required by law. Freei.net will not collect information regarding software programs, utilities or other materials that reside on your computers.

Payment of Fees: Except as provided below, the Service is provided without charge. Each user acknowledges and understands that user will be responsible for all amounts charged by your local telephone company for all calls made to Freei.net's customer support lines and to access the Service.

Cancellation of Account: In order to cancel your account, you must submit your request to Freei.net via e-mail, fax, or U.S. Mail at the address provided below.

Each user agrees not to attempt to cause, or actually cause, any disruption of service on Freei.net or any other network or subscriber, including, but not limited to mallicious traffic generation, attempted or actual violation of any security system in place on the Internet and its resources, or any unauthorized access to any computer or resource on the Internet.

Freei.net does not guarantee connectivity at any time, for any length of time or at any speed. Freei.net makes no warranties or representations of merchantability or fitness for any purpose. Freei.net is not responsible for any loss a user may suffer as a result of using Freei.net--including but not limited to, loss resulting from delays in service, incorrect or incomplete delivery of information, possible computer viruses, operation system failure or interruption of service, regardless of cause. Freei.net is not responsible for any information or computer data lost because of Freei.net's software/service installation or usage. Additional statements such as presentations, whether oral or written, do not constitute warranties by Freei.net and should not be relied upon.

Each user agrees not to attempt to defeat any idle timer or system tool intended to enforce the part-time and personal nature of your connection, including the use of pingbots and other methods of avoiding timed disconnection. Each user agrees to remain signed into the network only when actually making use to same and to disconnect when idle for significant periods of time (more than 30 minutes). Each user authorizes Freei.net to enforce this restriction by appropriate software and network measures--automated or manual.

Each user may not assign this Agreement to anyone else. This Agreement will be governed by and constructed in accordance with the laws of the State of Washington, excluding its conflict of law principles. The application of the United Nations Convention of Contracts for the International Sale of Goods is expressly excluded. The exclusive personal jurisdiction of and venue for all disputes arising out of this Agreement shall be the state and federal courts located in King County, Washington, USA and you consent to such jurisdiction and waive all objections to such jurisdiction and venue. If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to effect the original intentions of the parties, and the remainder of this Agreement shall remain in full force and effect.

Each user may contact Freei.net at the following address: Freei.net, 909 S. 338th Street Suite 110, Federal WA 98003 or you may send e-mail to support@freei.net.

Any failure of Freei.net to enforce any provision of this Agreement shall not constitute a waiver of any rights under such provision or any other provision under this Agreement.

Each user agrees that Freei.net may modify any of the terms and conditions given here. Any changes or modifications will be posted in a conspicuous place on the system.

The agreement supercedes any written or oral communication a user may have had with Freei.net. This agreement is the complete and total agreement.

between the parties. Violation of any of the terms and conditions of this agreement may result in the immediate, no-notice cancellation of services. Serious violations may subject a user to criminal or civil prosecution.



                                 [LOGO]

                 PSINet PROPIETARY AND CONFIDENTIAL INFORMATION

                                   SCHEDULE B

                      PSINet Dial Access Pricing Schedule

1.  RAMP PERIOD MINIMUM NET MONTHLY REVENUE.

THE RAMP PERIOD IS THE INITIAL TEN (10) MONTHS FROM THE EFFECTIVE DATE OF THE AGREEMENT. Freel.Net commits to the following minimum Net Monthly Revenue (meaning the total monthly amount invoiced by PSiNet, excluding taxes but including any deductions for early terminations) during and after the Ramp Period as follows:


Net Monthly Revenue per month
Month 1 to 3                              Usage Only, No Minimum
Month 4 to 6                                 $250,000.00
Month 7 to 10                                $500,000.00
(End of Ramp Period)
Month 11+:                                   $1,000,000.00

If Freel.Net fails to achieve the Net Monthly Revenue indicated for Month 10 by the end of the initial ten (10) months of the Dial Access Agreement (the Ramp Period) PSINet may declare a material breach and may terminate this Agreement in accordance with the provisions of Section 5.3.1 thereof.

2.  POST-RAMP PERIOD MINIMUM NET MONTHLY REVENUE.

$1,000,000.00 (US) shall be the minimum Net Monthly Revenue billed to Freel.Net for all Services provided by PSINet to End-Users after the initial 10 month Ramp Period set forth above in Section 1. Should Freel.Net's revenue to PSINet in any month thereafter be less than the required minimum, Freel.Net shall promptly remit to PSINet an amount equal to the difference between the aforesaid minimum Net Monthly Revenue and the actual revenue billed to Freel.Net in that month.

In the event that Freel.Net chooses not to remit to PSINet the amount stated above, PSINet may declare a material breach and may terminate this Agreement in accordance with the provisions of Section 5.3.1 (a) thereof, and hold as liquidated damages owed to PSINet, the foregoing minimum Net Monthly Revenue amount.

3.  DIAL SERVICE PRICING.


Dial Service Pricing (Analog Dial Service).

--------------------------------------------------------------------------------

Hourly Rate Pricing

Total # of Hours Per Month                 Applicable Charge
0-3,000,000                                $[*] per hour, per month
3,000,001-5,000,000                        $[*] per hour, per month
5,000,001-8,000,000                        $[*] per hour, per month
8,000,001-12,000,000                       $[*] per hour, per month
12,000,000 or more                         $[*] per hour, per month

--------------------------------------------------------------------------------

  EXPLANATION OF DIAL SERVICE PRICING.

Upon the Effective Date, and as of the first day of each month thereafter throughout the initial or any successive terms of this Agreement, Freel.Net agrees to pay PSINet for each Hour an Applicable Charge pursuant to the above schedule and subject to adjustments as provided below. The Total # of Hours Per Month shall be a total aggregate of the number of hours accumulated by all END-USERS on the Network for a given month.

The Applicable Charge above is to be applied to all Hours irrespective of the rate that previously was applied to that group of Hours. For example, if there are a sufficient number of Hours to satisfy the second-tier price of $[*] per Hour, that price shall apply to all Hours for that month. Should the number of Hours subsequently fall below the second-tier threshold, then the first-tier price of $[*] per Hour shall apply to all Hours for that month.

PSINET-FREEI.NET-DIAL ACCESS AGREEMENT    8/99


                                    15 of 22

[*] = Confidential Treatment Requested

               PSINet PROPRIETARY AND CONFIDENTIAL INFORMATION


4.  DIAL SERVICE PRICE ADJUSTMENTS.

    As set forth herein, PSINet reserves the right to adjust the Dial Service Pricing as set forth below:

A. SHARED HUNT DEPLOYMENT (SECTION 2.2.9). If Freei.Net exceeds the maximum allowable hours in a given hunt number identified in the Implementation Schedule. PSINet reserves the right to charge an additional fee equal to 30% of the Dial Access Pricing multiplied by the total number of hours utilized for that particular hunt where the maximum number of hours were exceeded.

B. PREDOMINANT USE OF TIER 1/TIER 2 CITIES (SECTION 3.5.2). If Freei.Net exceeds the ratio of End-Users hours allocated between Tier1/Tier 2 and Tier 3/Tier 4 cities, as set forth below PSINet may adjust the Dial Service Pricing for the total number of hours used by Freei.Net in the given month, as follows:

Hourly Rate Pricing Adjustment

Allocation of End-Users hours in
Tier 1/Tier 2 Cities in a given month             Dial Service Price Adjustment
  greater than or =80%                            None

  lesser than 80%                                 15% increase


Freeinetworks Inc has read, and agrees to, the terms presented in PRICING SCHEDULE B.

Freeinetworks Inc.                        PSINet Inc.



By:  /s/ Bob McCausland                   By:  /s/ John Kraft
   ---------------------------------         ---------------------------------


Name:  Bob McCausland                     Name:  John Kraft

Title: President, CEO                     Title: President, PSINet Inc.,
                                                 Northeast Region

Date:  10-14-99                           Date:  10-18-99
     -------------------------------           -------------------------------


















PSINET--FREEI.NET--DIAL ACCESS AGREEMENT


                                       16 of 22

               PSINet PROPRIETARY AND CONFIDENTIAL INFORMATION


                                  SCHEDULE C

                        IDENTIFICATION OF TIER CITIES



     1         Phoenix                 AZ
     1         Mountain View           CA
     1         Los Angeles             CA
     1         Malibu                  CA
     1         San Jose                CA
     1         San Francisco           CA
     1         Oakland                 CA
     1         Burbank                 CA
     1         Van Nuys                CA
     1         Sacramento              CA
     1         Denver                  CO
     1         Washington              DC
     1         Miami                   FL
     1         Atlanta                 GA
     1         Douglasville            GA
     1         Evanston                IL
     1         Champnurben             IL
     1         Elmhurst                IL
     1         Aurora                  IL
     1         Geneva                  IL
     1         Downers Grove           IL
     1         Big Rock                IL
     1         Tinley Park             IL
     1         Calumet City            IL
     1         Beecher                 IL
     1         Oak Lawn                IL
     1         Plainfield              IL
     1         Lockport                IL
     1         McHenry                 IL
     1         Woodstock               IL
     1         Gardner                 IL
     1         Kankakee                IL
     1         Manhattan               IL
     1         Morris                  IL
     1         Ottawa                  IL
     1         Utica                   IL
     1         Crescent City           IL
     1         Joliet                  IL
     1         Libertyville            IL
     1         Lake Forest             IL
     1         Antioch                 IL
     1         Algonquin               IL
     1         Elgin                   IL
     1         Park Ridge              IL
     1         Franklin Park           IL
     1         Hampshire               IL
     1         Elk Grove               IL
     1         Northbrook              IL
     1         Indianapolis            IN
     1         New Orleans             LA
     1         Holden                  MA



PSINET-FREEI.NET-DIAL ACCESS AGREEMENT

                                    17 of 22

               PSINet PROPRIETARY AND CONFIDENTIAL INFORMATION




     2         Orlando                FL
     2         Tampa                  FL
     2         St. Petersburg         FL
     2         Jacksonville           FL
     2         Ft. Wayne              IN
     2         Louisville             KY
     2         Berwyn                 MD
     2         Gaithersburg           MD
     2         Hagerstown             MD
     2         Bowie                  MD
     2         Arbutus                MD
     2         Brooklyn Park          MD
     2         Glen Burnie            MD
     2         Ellicott               MD
     2         Elkridge               MD
     2         Columbia               MD
     2         Catonsville            MD
     2         Severn                 MD
     2         Odenton                MD
     2         Portland               ME
     2         Pontiac                MI
     2         Royal Oak              MI
     2         Birmingham             MI
     2         Lansing                MI
     2         Kalamazoo              MI
     2         Grand Rapids           MI
     2         Ann Arbor              MI
     2         Centerline             MI
     2         Flint                  MI
     2         Kansas City            MO
     2         Charlotte              NC
     2         Winston-Salem          NC
     2         Durham                 NC
     2         Raleigh                NC
     2         Hackensack             NJ
     2         Fairlawn               NJ
     2         Mount Holly            NJ
     2         Atlantic City          NJ
     2         Mercerville            NJ
     2         Merchantville          NJ
     2         Albuquerque            NM
     2         Reno                   NV
     2         Las Vegas              NV
     2         Albany                 NY
     2         Buffalo                NY
     2         Youngstown             OH
     2         Dublin                 OH
     2         Dayton                 OH
     2         Oklahoma City          OK
     2         Tulsa                  OK
     2         Reading                PA
     2         Millersville           PA
     2         Providence             RI
     2         Columbia               SC
     2         Charleston             SC
     2         Austin                 TX
     2         Leesburg               VA
     2         Richmond               VA


PSINET-FREEI.NET-DIAL ACCESS AGREEMENT

                          19 of 22

               PSINet PROPRIETARY AND CONFIDENTIAL INFORMATION




     2         Tacoma                 WA
     2         Vancouver              WA
     2         Green Bay              WI
     2         Milwaukee              WI
     2         Morgantown             WV
     3         Huntsville             AL
     3         Mobile                 AL
     3         Chico                  CA
     3         Calton                 CA
     3         Concord                CA
     3         Bishop Ranch           CA
     3         Colorado Springs       CO
     3         Winter Park            FL
     3         Sarasota               FL
     3         Ft. Myers              FL
     3         Margate                FL
     3         Augusta                GA
     3         Marietta               GA
     3         Albany                 GA
     3         Des Moines             IA
     3         South Bend             IN
     3         Wichita                KS
     3         Lafayette              LA
     3         Shreveport             LA
     3         Baton Route            LA
     3         Springfield            MA
     3         Billerica              MA
     3         Jackson                MI
     3         Bay City               MI
     3         Saginaw                MI
     3         Pascagoula             MS
     3         Jackson                MS
     3         Rocky Mount            NC
     3         Asheville              NC
     3         Fayetteville           NC
     3         Southern Pines         NC
     3         Greensboro             NC
     3         Fargo                  ND
     3         Lincoln                NE
     3         Manchester             NH
     3         Perth Amboy            NJ
     3         Princeton              NJ
     3         Riverton               NJ
     3         Syracuse               NY
     3         Poughkeepsie           NY
     3         Rochester              NY
     3         Harrisburg             PA
     3         York                   PA
     3         State College          PA
     3         Altoona                PA
     3         Valley Forge           PA
     3         Allentown              PA
     3         Carlisle               PA
     3         Scranton               PA
     3         Greenville             SC
     3         Knoxville              TN
     3         San Antonio            TX
     3         Fredericksburg         VA


PSINET-FREEI.NET-DIAL ACCESS AGREEMENT

                          20 of 22

               PSINet PROPRIETARY AND CONFIDENTIAL INFORMATION




     3         Lynchburg              VA
     3         Danville               VA
     3         Burlington             VT
     3         Rutland                VT
     3         Everett                WA
     3         Janesville             WI
     3         Charleston             WV
     4         Hutchinson             KS
     4         Concord                MA
     4         Salisbury              MD
     4         Midland                MI
     4         Duluth                 MN
     4         Billings               MT
     4         Medford                OR
     4         Waco                   TX
     4         Amarillo               TX
     4         Lubbock                TX
     4         San Angelo             TX
     4         El Paso                TX
     4         Midland                TX
     4         Abilene                TX
     4         Ogden                  UT
     4         Provo                  UT
     4         Roanoke                VA
     4         Wheeling               WV
















PSINET-FREEI.NET-DIAL ACCESS AGREEMENT

                          21 of 22

               PSINet PROPRIETARY AND CONFIDENTIAL INFORMATION

                                   SCHEDULE D

                            SHARED HUNT DEPLOYMENT




                                                                                  Monthly
                                                                                  Hours
                                             PRIs Available    Ports Available    Cannot
PSI NPANXX     City               State       by November        by November      Exceed

  303285       **Denver            CO               23                531         159,300
  410880       **Laurel            MD               14                310          93,000
  330572       Akron               OH               10                220          66,000
  408380       Alameda             CA               10                227          68,100
  415442       Alameda             CA               28                634         190,200
  505998       Albuquerque         NM               10                220          88,000
  612735       Austin              TX               14                331          99,300
  248435       Birmingham          MI                8                193          57,900
  704334       Charlotte           NC               11                262          78,600
  704372       Charlotte           NC                8                193          67,900
  216367       Cleveland           OH               12                282          84,600
  614324       Columbus            OH               14                331          99,300
  937910       Dayton              OH               14                317          95,100
  919572       Durham              NC                7                158          47,400
  915496       El Paso             TX                8                179          53,700
  314244       Florissant          MO                9                207          62,100
  314516       Florissant          MO               11                248          74,400
  864751       Greenville          SC                7                158          47,400
  713767       Houston             TX               26                607         182,100
  816221       Kansas City         MO               15                351         105,300
  423558       Knoxville           TN               16                358         107,400
  517267       Lansing             MI                7                151          45,300
  502992       Louisville          KY               12                276          82,800
  809667       Moorestown          NJ                7                165          49,500
  815780       Nashville           TN               17                386         115,800
  248475       Pontiac             MI                8                193          57,900
  248972       Pontiac             MI                7                151          45,300
  210576       San Antonio         TX               14                331          99,300
  206812       Seattle             WA               14                331          99,300
  253579       Seattle             WA               12                276          82,800
  813386       Tampa               FL                7                158          47,400

  TOTAL                                            380               8749       2,620,500


   Average
** denotes SuperPOP












PSINET-FREEI.NET-DIAL ACCESS AGREEMENT

                          22 of 22

                                     PSINET

                                    ADDENDUM
                                       TO
                             DIAL ACCESS AGREEMENT

This addendum ("Addendum") to the Dial Access Agreement ("Agreement") dated October 10, 1999 is made by and between PSINet Inc. ("PSINet") and Freei Networks Inc. ("Freei.Net") as of December __, 1999, and serves to modify the terms and conditions of the Agreement as provided below. Unless otherwise specified herein, the terms and conditions of the Agreement shall apply to this Addendum. All other terms and conditions of the Agreement not expressly modified herein shall remain in full force and effect. The parties agree to change the language of the Agreement as follows:

     A. CHANGED SECTION 5.1 TO READ AS FOLLOWS:

"5.1 TERM. The term of this Agreement shall be two (2) years beginning on January 1, 2000. The parties agree to meet, no later than ninety (90) days prior to the end of the initial term to discuss possible renewal of this Agreement. If mutually agreed to by the parties, the parties will enter into an Agreement through a written addendum to this Agreement."

     B. CHANGE SCHEDULE B. SECTION 1 AND 2, AS INDICATED BELOW:

"1. Ramp Period Minimum Net Monthly Revenue.

THE RAMP PERIOD IS THE INITIAL SIX (6) MONTHS FROM THE EFFECTIVE DATE OF THE AGREEMENT (1/1/00). Freei.Net commits to the following minimum Net Monthly Revenue (meaning the total monthly amount invoiced by PSINet, excluding taxes, based on a per port pricing of $[*] during and after the Ramp Period as follows:


                                             NET MONTHLY REVENUE PER MONTH
          Month 1 to 3:            Usage Only, No Minimum (Jan. 2000 - March 2000)
          Month 4 to 6:            $250,000               (April 2000 - June 2000)
          Month 7 +:               $500,000.00            (July 2000 through Dec 2001)


If Freei.Net falls to achieve the Net Monthly Revenue indicated for Month 7 by the end of the initial six (6) months of the Dial Access Agreement (the Ramp Period), PSINet may, in addition to other potential remedies, declare a material breach and may terminate this Agreement in accordance with the provisions of
Section 5.3.1 thereof.

2. Post-Ramp Period Minimum Net Monthly Revenue.

$500,000.00 (US) shall be the minimum Net Monthly Revenue billed to Freei.Net for all Dial Access Service provided by PSINet to Freei.Net after the initial 6 month Ramp Period set forth above in section 1. Should Freei.Net's revenue to PSINet in any month thereafter be less than the required minimum, Freei.Net shall promptly remit to PSINet an amount equal to the difference between the aforesaid minimum Net Monthly Revenue and the actual revenue billed to Freei.Net in that month.

          In the event that Freei.Net chooses not to remit to PSINet the amount stated above, PSINet may declare a material breach and may terminate this Agreement in accordance with the provisions of Section 5.3.1 (a) thereof, and hold as liquidated damages owed to PSINet, the foregoing minimum Net Monthly Revenue amount."

     C. CHANGE SCHEDULE B. SECTION 3, AS INDICATED BELOW:

3. Dial Service Pricing. Per PSINet port into the PSINet Network ("Port") is fixed at $[*] per Port.

  Explanation of Port Pricing. Upon the Effective Date, and as of the first day of each month thereafter throughout the initial or any successive terms of this Agreement, Freei.Net agrees to pay PSINet for each Port at the per Port pricing of $[*] as stated above and subject to adjustments as provided below. During the initial three months, PSINet and Freei.Net will agree on the applicable number of Ports, and the allocation of such Ports in PSINet covered cities to be made available to Freei.Net and such amount shall be set forth in a

[*] = Confidential Treatment Requested
  change order to be agreed to by the parties. During the second three month period, PSINet will make available to Freei.Net a minimum 4545 Ports on the PSINet Network, with the allocation of Ports in designated cities, to be agreed to by the parties in a change order. After the initial six (6) months, PSINet will make available to Freei.Net a minimum of 9090 Ports on the PSINet Network, with the allocation of Ports in designated cities, to be agreed to by the parties in a change order.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Amendment as of the last data specified below, effective on that date.

FREEI NETWORKS INC.                  PSINET INC.

By: /s/ Bob McCausland               By: /s/ John Kraft
   -----------------------------        -----------------------------
                                        John Kraft
                                        President, Northeast Region, PSINet Inc.
                                        510 Huntmar Park Drive
                                        Herndon, Virginia 20170

Date: 2-3-2000                       Date:  2/14/00
     ------------                         --------------